Exhibit 4.1

EXECUTION VERSION

FIRST AMENDED AND RESTATED

DEPOSITORY TRUST AGREEMENT

Between

GOLDMAN SACHS ASSET MANAGEMENT, L.P.,

as Sponsor,

and

THE BANK OF NEW YORK MELLON,

as Trustee

GOLDMAN SACHS PHYSICAL GOLD ETF

Dated as of December 11, 2020

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

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EXHIBITS

Exhibit A	Form of Certificate	A-1

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FIRST AMENDED AND RESTATED DEPOSITORY TRUST AGREEMENT

THIS FIRST AMENDED AND RESTATED DEPOSITORY TRUST AGREEMENT dated as of December 11, 2020, between GOLDMAN SACHS ASSET MANAGEMENT, L.P., a Delaware limited partnership, as the sponsor (the “Successor Sponsor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as the trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Goldman Sachs Physical Gold ETF (originally named the Perth Mint Physical Gold ETF), a trust (the “Trust”), was created pursuant to the terms of that certain Depository Trust Agreement dated as of July 26, 2018 (the “Original Trust Agreement”), among Gold Corporation, a body corporate established under section 4 of the Gold Corporation Act 1987 (WA), as the custodial sponsor (“Gold Corporation” or the “Initial Sponsor”), Exchange Traded Concepts, LLC, an Oklahoma limited liability company (“ETC”), as the administrative sponsor, and the Trustee, as trustee;

WHEREAS, the Successor Sponsor, Gold Corporation, and ETC entered into a Sponsorship Transfer Agreement, dated as of September 29, 2020, pursuant to which, among other things, Gold Corporation and ETC transferred to the Successor Sponsor sponsorship of the Trust, together with certain assets related thereto; and

WHEREAS, the parties desire to amend and restate the Original Trust Agreement in its entirety as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.    Definitions.

Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Agreement” means this First Amended and Restated Depository Trust Agreement, as the same may be further amended, restated, modified or supplemented in accordance with its terms.

“Allocated Account” means the account designated as the Goldman Sachs Physical Gold ETF Allocated Gold Account (No. 48041), as maintained for the Trust by the Custodian on an allocated basis pursuant to the Allocated Account Agreement for the purpose of holding Gold on behalf of the Trust.

“Allocated Account Agreement” means the Allocated Gold Account Agreement dated as of the date hereof by and among the Current Custodian, the Sponsor and the Trustee, as it may be further amended or supplemented from time to time, pursuant to which the Allocated Account is established and operated.

“AP Account” means a loco London account maintained on an Unallocated Basis by the Custodian or another LPMCL clearing bank for the Authorized Participant, as specified in the applicable instructions given pursuant to the Allocated Account Agreement.

“Authorized Participant” means a Person that, at the time of submitting a Purchase Order or Redemption Order, (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration as a broker-dealer under the Exchange Act, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement, and (iv) has established an AP Account.

“Authorized Participant Agreement” means a written agreement among the Trustee, Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under this Agreement. The Trustee shall not have any duty or liability to any Person on account of the selection of any Authorized Participant.

“Authorized Participant Procedures” means the procedures for Purchase Orders and Redemption Orders attached to an Authorized Participant Agreement, as modified by the Sponsor and the Trustee from time to time.

“Basket” means at least 25,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket.

“Basket Gold Amount” means the amount of gold that must be deposited for issuance of one Basket or that is deliverable on Surrender of one Basket, determined as provided in Section 2.3(b).

“Benchmark Price” means, as of any day, (i) such day’s LBMA Gold Price PM or such day’s LBMA Gold Price AM if such day’s LBMA Gold Price PM is not available; or (ii) such other publicly available price which is reasonably available to the Trustee at no cost to the Trustee and which the Sponsor may determine fairly represents the commercial value of gold held by the Trust and instructs the Trustee to use as the Benchmark Price.

“Beneficial Owner” means any Person owning a beneficial interest in any Shares.

“Book-Entry System” has the meaning ascribed to such term in Section 5.3(f)(ii).

“Business Day” means any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Certificate” means a certificate that is executed and delivered by the Trustee evidencing Shares.

“CFTC” means the U.S. Commodity Futures Trading Commission or any successor governmental agency in the United States.

“Clearing Agency” has the meaning ascribed to such term in Section 5.3(f)(ii).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor governmental agency in the United States.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business that relates to this Agreement is administered, which, at the date of this Agreement, is located at 240 Greenwich Street, New York, NY 10286.

“Current Custodian” means JPMorgan Chase Bank, N.A., a National Association incorporated in the United States of America, whose principal place of business in England is at 25 Bank Street, Canary Wharf, London, EC14 5JP, as custodian of the Trust’s gold under the Custody Agreement.

“Custodian” means the Current Custodian and any substitute or additional custodian of the Trust’s assets appointed by the Trustee at the direction of the Sponsor as provided in Section 5.5 and, where the context permits, any sub-custodians employed by the Current Custodian or any such substitute or additional custodian. Custodian shall also mean, where the context permits, the Original Custodian.

“Custody Agreement” means each of the Unallocated Account Agreement and the Allocated Account Agreement or any custodian or custody agreement entered into pursuant to Section 5.5(a) with a substitute or additional Custodian. Custody Agreement shall also mean, where the context permits, the Original Custody Agreement.

“Delivery” means (i) obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the Person entitled to that delivery and (ii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the Person entitled to instruct such delivery, and, as applicable, for further credit as specified by that Person.

“Depository” means DTC and any other successor depository of Shares selected by the Sponsor, as provided herein.

“Dollars” or “$” (or dollars) refers to United States Dollars, unless otherwise indicated.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” means a Person that, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”

“ETC” has the meaning ascribed to such term in the recitals.

“Exchange” means the exchange or other securities market on which the Shares are principally traded, which shall initially be NYSE Arca, or such other exchange or securities market which may be specified from time to time by the Sponsor, who shall have the sole authority to sign all listing documents and applications with the applicable Exchange on behalf of the Trust.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fine Ounce” means an Ounce of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 in accordance with London Good Delivery Standards and, as to gold held on an Unallocated Basis, by the number of Fine Ounces credited to the applicable unallocated account from time to time (such account being denominated in Fine Ounces).

“GC Metal Account” means one or more Gold accounts of which Gold Corporation, in its individual capacity, is the registered owner maintained with one or more LBMA Gold clearing members on an Unallocated Basis in such location or locations as Gold Corporation may determine and used by Gold Corporation exclusively for transfers of Gold to and from the Trust in connection with the creation and redemption of Baskets.

“Gold” or “gold” means (i) Physical Gold held by the Custodian or any sub-custodian under the Allocated Account Agreement and/or (ii) any credit to an account, including the Unallocated Account, on an Unallocated Basis, as the context requires.

“Gold Corporation” has the meaning ascribed to such term in the recitals.

“Government Guarantee” means the guarantee provided by the State of Western Australia pursuant to Section 22 of the Gold Corporation Act 1987 (Western Australia) which provides (among other things) that the payment of the cash equivalent of gold due, payable and deliverable by Custodian under the Act is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia.

“Gross Asset Value” has the meaning ascribed to such term in Section 4.3(a).

“Indirect Participant” means a Person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, either directly or indirectly, has access to the DTC clearing system.

“Initial Sponsor” has the meaning ascribed to such term in the recitals.

“Internal Control Over Financial Reporting” has the meaning ascribed to such term in Rules 13a-15(f) and 15d-15(f) adopted by the Commission under the Exchange Act.

“LBMA” means The London Bullion Market Association or its successors.

“LBMA Gold Price AM” means the price of a troy ounce of gold as determined by ICE Benchmark Administration, the third party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 10:30 a.m. London, England time.

“LBMA Gold Price PM” means the price of a troy ounce of gold as determined by ICE Benchmark Administration, the third party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 3:00 p.m. London, England time.

“London Bar” means a gold bar meeting the London Good Delivery Standards.

“London Good Delivery Standards” means the specifications for “good delivery” gold bars, including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars, set forth in the good delivery rules promulgated by the LBMA from time to time.

“LPMCL” means London Precious Metals Clearing Limited or its successors.

“Net Asset Value” means the net value of the Trust determined under Section 4.3(a).

“Net Asset Value per Share” means the value of a Share determined under Section 4.3(a).

“Order Cutoff Time” means, with respect to any Business Day, (i) 3:59:59 p.m. (New York time) on such Business Day or (ii) another time agreed to by the Sponsor and the Trustee and as to which the Sponsor has notified Registered Owners and all existing Authorized Participants.

“Order Date” means, with respect to a Purchase Order, the date specified in Section 2.3(a) and, with respect to a Redemption Order, the date specified in Section 2.6(a).

“Original Custodian” means Gold Corporation, in its role as custodian of the Trust under the Original Custody Agreement.

“Original Custody Agreement” means, collectively, (i) the Trust Allocated Metal Account Agreement dated July 26, 2018 between the Original Custodian and the Trustee, as amended or supplemented from time to time and (ii) the Trust Unallocated Metal Account Agreement dated July 26, 2018 between the Original Custodian and the Trustee, as amended or supplemented from time to time.

“Original Trust Agreement” has the meaning ascribed to such term in the recitals.

“Ounce” means one troy ounce, equal to 31.103 grams.

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Physical Gold” or “physical gold” means gold bullion that meets the London Good Delivery Standards.

“Purchase Order” has the meaning ascribed to such term in Section 2.3(a).

“Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other Depository as is then acting with respect to the Shares, (ii) is a “bank” as defined in section 408(n) of the Code (unless counsel to Sponsor, the appointment of which is acceptable to the Trustee, determines that complying with such definition is not necessary for the exception under section 408(m) (3) of the Code to apply), and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150,000,000.

“Redemption Order” has the meaning ascribed to such term in Section 2.6(a).

“Registered Owner” means the Person in whose name Shares are registered on the books of the Registrar maintained for that purpose.

“Registrar” means any bank or trust company that is appointed to register Shares and transfers of Shares, which shall be the Trustee unless another Registrar is appointed as herein provided.

“Reserve Account” means the account described in Section 4.12.

“Rules” means the rules, regulations, practices and customs of the LBMA, LPMCL, the Financial Conduct Authority, the Prudential Regulation Authority, the Bank of England and such other regulatory authority or other body, applicable to the parties and/or to the activities contemplated by this the Allocated Account Agreement or the activities of a Subcustodian.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a unit of beneficial interest in the Trust created under this Agreement, having no par value and representing a fractional undivided beneficial interest in the net assets of the Trust which undivided interest shall equal a fraction, the numerator of which is one and the denominator of which is the total number of Shares outstanding. The name of the Shares shall be “Goldman Sachs Physical Gold ETF Shares.”

“Sponsor” means, from the date of the Original Trust Agreement up until the time immediately preceding the effective date of this Agreement, the Initial Sponsor and, from the effective date of this Agreement, the Successor Sponsor, or its successor.

“Sponsor Fee” has the meaning specified in Section 5.8(a).

“Sponsor Indemnified Party” has the meaning ascribed to such term in Section 5.6(b).

“Subcustodian” shall mean a LBMA-member gold clearing bank engaged by the Custodian in accordance with the Custody Agreement as a sub-custodian of gold held for the Trust by the Custodian.

“Successor Sponsor” has the meaning ascribed to such term in the introductory paragraph.

“Surrender” means, when used with respect to Shares, one or more book-entry transfers of Shares to the Trustee’s account with the Depository or surrender to the Trustee at its Corporate Trust Office of one or more Certificates evidencing Shares. A “Surrendering” Authorized Participant and “Surrendered” Shares, Baskets or Certificates mean, respectively, an Authorized Participant and Shares, Baskets or Certificates, involved in a Surrender.

“Transaction Fee” has the meaning ascribed to such term in Section 5.7(d).

“Trust” has the meaning ascribed to such term in the recitals.

“Trust Property” means the gold owned by the Trust that the Custodian credits to the Allocated Account and Unallocated Account in accordance with the Custody Agreement, any cash and all other property held by the Custodian for the account of the Trust, and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under this Agreement.

“Trustee” has the meaning ascribed to such term in the introductory paragraph.

“Trustee Indemnified Party” has the meaning ascribed to such term in Section 5.6(a).

“Unallocated Account” means the account designated as the Goldman Sachs Physical Gold ETF Unallocated Metal Account (No. 48040) as maintained for the Trust by the Custodian on an Unallocated Basis pursuant to the Unallocated Account Agreement.

“Unallocated Account Agreement” means the Unallocated Gold Account Agreement dated as of the date hereof, by and among the Current Custodian, the Sponsor and the Trustee, as it may be further amended or supplemented from time to time, pursuant to which the Unallocated Account is established and operated.

“Unallocated Basis” means, with respect to the Unallocated Account maintained with the Custodian, that the person in whose name the account is held is entitled to delivery in accordance with the relevant Rules of an amount of Gold equal to the amount of Gold standing to the credit of such person’s account but is not entitled to specific Gold.

“Unallocated Gold” means gold held on an Unallocated Basis.

Section 1.2.    Rules of Construction.

Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles consistently applied in the United States;

(c)    “or” is not exclusive;

(d)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof;

(e)    “including” means including without limitation;

(f)    words in the singular include the plural and words in the plural include the singular;

(g)    references to a Person are also to its permitted successors and assigns; and

(h)    a term defined in any part of speech shall have the corresponding meaning when capitalized and used herein in another part of speech.

ARTICLE II

CREATION AND DECLARATION OF TRUST; FORM OF CERTIFICATES;

DEPOSIT OF GOLD; DELIVERY, REGISTRATION OF TRANSFER AND

SURRENDER OF SHARES

Section 2.1.    Creation and Declaration of Trust; Business of the Trust.

(a)    The Trustee acknowledges that on or about July 26, 2018 it received confirmation from the Original Custodian that the Original Custodian had received an initial deposit of gold from Virtu Financial BD LLC, the initial purchaser of the first Baskets, and credited such deposit to the Allocated Account. In exchange for the initial deposit of gold, the Trustee issued a global Certificate to DTC substantially in the form attached as Exhibit A to the Original Trust Agreement and, upon effectiveness of the initial registration statement for the sale of the Shares, directed DTC to credit the initial depositor of gold with the number of Baskets represented by such initial deposit. The Trustee declared then, and hereby reaffirms, that all Trust Property is and shall be owned by the Trust and the Trustee as trustee thereof for the benefit of the Beneficial Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, this Agreement. The trust created by this Agreement was originally named the “Perth Mint Physical Gold ETF”, but is now, and shall continue to be, named “Goldman Sachs Physical Gold ETF.”

(b)    The Trust shall not engage in any business or activities other than those authorized by this Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Agreement. The Trust shall not issue or sell any certificates or other obligations other than the Shares and shall not otherwise incur, assume or guarantee any indebtedness for money borrowed, except as provided in Section 2.3(e) of this Agreement.

Section 2.2.    Form of Certificates; Book-Entry System; Transferability of Shares.

(a)    Other than the initial global Certificate, the Certificates evidencing Shares shall be substantially in the form set forth in Exhibit A attached to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

(b)    The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any Exchange on which Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

(c)    ETC, as administrative sponsor, and the Trustee applied to DTC for acceptance of the Shares in its book-entry settlement system. The Sponsor and the Trustee, as the case may be, shall enter into such customary agreements as may be required by DTC in connection therewith. Shares deposited with DTC shall be evidenced by one or more global Certificates that shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)    So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Sections 2.2(a) and (b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares. So long as DTC or another authorized Depository selected by Sponsor is the Registered Owner, the Trustee and Sponsor may treat DTC or such other Depository as the absolute owner of the Shares for all purposes whatsoever, including with respect to the payment of distributions and the giving of notices of redemption, tender and other matters with respect to the Shares.

(e)    If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Trustee shall execute and deliver separate Certificates evidencing Shares to a successor authorized Depository identified by Sponsor and available to act, or, if no successor Depository is identified and able to act, the Trustee shall terminate the Trust in accordance with Section 6.2.

(f)    Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the Person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

Section 2.3.    Deposit of Gold.

(a)    The issuance and Delivery of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement). Authorized Participants wishing to acquire from the Trustee one or more Baskets must place an order therefor with the Trustee (a “Purchase Order”) prior to the Order Cutoff Time on any Business Day. The Order Date for Purchase Orders received by the Trustee prior to the Order Cutoff Time on a Business Day shall be that Business Day. A Purchase Order received after the Order Cutoff Time on any Business Day will not be accepted. As consideration for each Basket acquired, an Authorized Participant must deposit with the Custodian, in the time frame set forth under the Authorized Participant Procedures, the Basket Gold Amount, as such amount is determined by the Trustee on the Order Date of the corresponding Purchase Order. Gold may only be delivered to the Custodian by credit to the Unallocated Account. The Authorized Participant shall bear all risk of any loss until the gold is credited to the Unallocated Account, and none of the Trustee, the Sponsor or the Trust shall have any liability for any such loss.

(b)    The Trustee shall determine the Basket Gold Amount for each Business Day, and each such determination thereof and the Trustee’s resolution of questions concerning the composition of the Basket Gold Amount shall be final and binding on all Persons interested in the Trust. The initial Basket Gold Amount is 500 Fine Ounces. After the initial deposit of gold into the Trust, the Basket Gold Amount for each Business Day shall be an amount of gold equal to:

      (a) minus (b)

      (c) divided by (d)

Where:

(a) =	the total number of Fine Ounces (including fractions thereof) held in the Trust as of the opening of business on such Business Day

(b) =	the number of Fine Ounces (including fractions thereof) equal in value to the Trust’s unpaid expense accrual as of the opening of business on such Business Day

(c) =	the total number of Shares outstanding as of the opening of business on such Business Day

(d) =	25,000 (or other number of Shares in a Basket for such Business Day)

Fractions of a Fine Ounce included in the Basket Gold Amount smaller than 0.001 Fine Ounces shall be disregarded. The Sponsor shall publish, or shall designate another Person to publish, for each Business Day, the Basket Gold Amount.

(c)    If the Trust Property (other than the Reserve Account) includes money or any property other than gold, no deposits of gold will be accepted until after a record date for distribution of that money or property, or proceeds of that property, has passed.

(d)    All Gold deposited with the Trust shall be owned by the Trust and held for the Trust by the Custodian or a Subcustodian. Cash and any assets of the Trust other than gold shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

(e)    Pursuant to and except as may be otherwise provided in the Custody Agreement, (i) at the end of each London Business Day the Custodian shall allocate, or cause to be allocated, ownership of gold to the Allocated Account such that no amount of gold remains standing to the credit of the Unallocated Account at the close of such London Business Day and (ii), the Custodian shall use reasonable commercial efforts to minimize the amount of gold held for the Trust in the Unallocated Account at all times during each London Business Day. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 Fine Ounces from the Custodian pursuant to the terms of the Custody Agreement, in order to ensure that the Trust is always fully allocated. Additionally, to the extent that, in connection with a Purchase Order, the Custodian is permitted to allocate Physical Gold to the Allocated Account in excess of the amount of gold deposited into the Unallocated Account for such Purchase Order pursuant to the Custody Agreement, the Trust may borrow an amount of Fine Ounces equal to the amount of the number of Fine Ounces in excess of the amount of gold deposited, with such borrowed amount of Fine Ounces to be recorded as a corresponding amount due to the Custodian in the Unallocated Account, in accordance with the Custody Agreement. Furthermore, to the extent that the Custodian is permitted to substitute other

Physical Gold for Physical Gold held in the Allocated Account pursuant to the Custody Agreement and such substitution results in the total number of Fine Ounces of Physical Gold held in the Allocated Account exceeding the total number of Fine Ounces of Physical Gold held in the Allocated Account immediately prior to such substitution, the Trust may borrow an amount of Fine Ounces equal to the amount of the excess number of Fine Ounces resulting from such substitution, with such borrowed amount of Fine Ounces to be recorded as a corresponding amount due to the Custodian in the Unallocated Account, in accordance with the Custody Agreement.

Section 2.4.    Delivery of Shares; Liability for Taxes and Other Charges Connected with the Issuance of Shares.

Upon receipt by the Trustee of a Purchase Order from an Authorized Participant and the other documents required as above specified, if any, and a confirmation from the Custodian that the Basket Gold Amount has been Delivered to the Custodian for each Basket requested in such Purchase Order and that the Custodian has allocated the Basket Gold Amount to the Allocated Account, the Trustee, subject to the terms and conditions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement) and the practices of the Depository, shall Deliver to the Authorized Participant the number of Baskets issuable in respect of such deposit as requested in the corresponding Purchase Order, but only upon payment to the Trustee of the applicable transaction fees and expenses, including the Trustee’s fee and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of gold and the issuance and Delivery of Shares. An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the transfer of gold and the issuance and Delivery of Shares pursuant to its Purchase Order, regardless of whether such tax or charge is imposed directly on the Authorized Participant; and by placing a Purchase Order an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

Section 2.5.    Registration of Shares and Transfers Thereof; Combination and Split-up of Certificates.

(a)    The Trustee shall keep or cause to be kept a register of Registered Owners of Shares and shall provide for the registration of Shares and the registration of transfers of Shares.

(b)    The Trustee, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Shares on its transfer books from time to time, upon the Surrender of a Certificate evidencing such Shares, by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon, the Trustee shall execute a new Certificate or Certificates evidencing such Shares and shall deliver the same to or upon the order of the Person entitled thereto.

(c)    The Trustee, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Certificate or Certificates evidencing Shares for the purposes of effecting a split-up or combination of that Certificate or Certificates, execute and deliver one or more new Certificates evidencing those Shares.

(d)    The Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Trustee. Likewise, such co-transfer agent will be held to the same standards of care to which the Trustee is held under this Agreement, including the same standards of care that govern the eligibility of the Trustee to be indemnified under this Agreement.

(e)    The previous paragraphs of this Section 2.5 notwithstanding, for so long as the Shares are eligible for deposit with a Depository, the sole Registered Owner shall be such Depository or its nominee and transfer of Shares shall be effected solely by the Depository in accordance with its customary practices in effect from time to time.

Section 2.6.    Surrender of Shares and Withdrawal of Trust Property.

(a)    Surrender of Shares by Authorized Participants. Upon Surrender by an Authorized Participant of any integral number of Baskets for the purpose of withdrawing the amount of Trust Property represented thereby and payment to the Trustee of the applicable transaction fees and expenses, including the Trustee’s fee, and all taxes, governmental charges and fees payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, as supplemented by the Authorized Participant Procedures (to the extent they are not inconsistent with this Agreement) and the practices of the Depository, an Authorized Participant acting for its own account or on authority of the Beneficial Owner of those Shares will be entitled to Delivery of the amount of Trust Property at the time represented by such Baskets, including the Basket Gold Amounts corresponding to such Baskets on the applicable Order Date (determined as provided below). Authorized Participants wishing to redeem one or more Baskets must place an order with the Trustee (a “Redemption Order”) prior to the Order Cutoff Time on any Business Day. The Order Date for Redemption Orders received by the Trustee prior to the Order Cutoff Time shall be that Business Day. A Redemption Order received after the Order Cutoff Time on any Business Day will not be accepted. Upon a Surrender of an integral number of Baskets and satisfaction of all the conditions for withdrawal of Trust Property, the Trustee shall instruct the Custodian to Deliver to or to the order of the Surrendering Authorized Participant the amount of gold represented by the Surrendered Shares on the Order Date, and the Trustee shall pay or deliver to or to the order of the Surrendering Authorized Participant the amount of any other Trust Property represented by the Surrendered Shares. Unless otherwise agreed between the Custodian and the Authorized Participant, gold will be withdrawn from the Allocated Account and credited to the Unallocated Account and thereafter will be Delivered, as provided in the Custody Agreement, as a credit to (i) an account of the Authorized Participant maintained on an Unallocated Basis by an LBMA Gold clearing member identified by the Authorized Participant to the Custodian and the Trustee or (ii) an account of the Authorized Participant maintained on an Unallocated Basis with the Custodian. The Authorized Participant shall bear all risk of any loss from the time the gold is transferred from the Unallocated Account for Delivery to the unallocated account of the Authorized Participant, and none of the Trustee, the Sponsor, or the Trust shall have any liability for any such loss.

(b)    The Trustee may require that a Certificate evidencing Shares Surrendered for the purpose of withdrawal of Trust Property is properly endorsed in blank or accompanied by proper instruments of transfer in blank.

Section 2.7.    Limitations on Delivery, Registration of Transfer and Surrender of Shares.

(a)    As a condition precedent to the issuance, Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust Property, the Trustee or Registrar: (i) may require payment from the applicable Authorized Participant of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, (ii) may require the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Agreement, including, this Section 2.7. The applicable Authorized Participant, Registered Owner or Beneficial Owner agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

(b)    The acceptance of Purchase Orders, the Delivery of Shares against deposits of Gold or the registration of transfer of Shares may, and upon direction of the Sponsor shall, be suspended generally, or refused with respect to a particular Purchase Order, Delivery of Shares or registration, by the Trustee (i) during any period when the transfer books of the Trustee are closed, (ii) if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate gold to the Allocated Account either in connection with a particular Purchase Order (in which case, unless otherwise instructed by the Sponsor, the Trustee will reject all other Purchase Orders having the same Order Date) or generally, or (iii) if any such action is deemed necessary or advisable by the Sponsor, for any reason in its sole discretion at any time or from time to time. The Trustee shall reject any Purchase Order that is not in proper form. Neither the Trustee nor Sponsor shall be liable to any Person by reason of the suspension, refusal or rejection of any Purchase Order or Delivery of Shares against deposits of gold or of any registration of transfer of Shares.

(c)    Except as otherwise provided elsewhere in this Agreement, the Surrender of Shares for the purpose of withdrawing Trust Property pursuant to Section 2.6(a) may, and upon the direction of the Sponsor shall, be suspended or rejected generally or with respect to a particular Redemption Order, by the Trustee (i) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed for other than scheduled holiday or weekend closings, (ii) during an emergency as a result of which delivery, disposal or evaluation of Gold is not reasonably practicable, including where transportation services acceptable to the Custodian are not available, or (iii) for such other period as the Sponsor may determine to be necessary for protection of Registered Owners. The Trustee shall reject any Redemption Order that is not in proper form. Neither the Trustee nor the Sponsor shall be liable to any Person by reason of any such suspension, postponement or rejection. The Trustee shall reject any Redemption Order by an Authorized Participant pursuant to Section 2.6(a) the fulfilment of which its counsel or the Custodian advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any Person for rejecting a Redemption Order in such circumstances. In the event that the Surrender of Shares for the purpose of withdrawing Trust Property pursuant to Section

2.6(a) is suspended or rejected generally during an emergency as a result of which delivery, disposal or evaluation of Gold is not reasonably practicable, the Sponsor shall promptly notify the Exchange of such emergency.

Section 2.8.    Lost Certificates, etc.

The Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate, if the Registered Owner of the Shares evidenced thereby has (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

Section 2.9.    Cancellation and Destruction of Surrendered Certificates.

All Certificates Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy Certificates so canceled.

Section 2.10.    Splits and Reverse Splits of Shares.

(a)    If requested in writing by the Sponsor, the Trustee shall effect a split or reverse split of the Shares as of a record date set by the Trustee in accordance with procedures determined by the Trustee and the Depository.

(b)    If so directed by Sponsor, the Trustee shall not distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to them.

(c)    The amount of Trust Property represented by each Share and the Basket Gold Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

Section 2.11.    Delivery of Gold to and from the Trust. None of the Trustee, the Sponsor or the Trust shall have any liability for any loss resulting from the use of the GC Metal Account or for any act or inaction of Gold Corporation related to the GC Metal Account.

ARTICLE III

CERTAIN OBLIGATIONS OF AUTHORIZED PARTICIPANTS

Section 3.1.    Liability of Authorized Participants for Taxes and other Governmental Charges.

An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the redemption of

Shares or the transfer of Shares or gold in connection therewith, regardless of whether such tax or charge is imposed directly on the Authorized Participant. If any such tax or other governmental charge shall become payable by the Trustee with respect to any redemption of Shares or the transfer of Shares or gold in connection therewith, (a) such tax or other governmental charge shall be payable by the Authorized Participant redeeming Shares to the Trustee, (b) the Trustee (i) shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares, as the case may be, until such payment is made, (ii) may withhold any distributions or sell for the account of such Authorized Participant such Trust Property or Shares, and (iii) may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and (c) the Authorized Participant redeeming such Shares shall remain liable for any deficiency; and by placing a Redemption Order or requesting a transfer of Shares, an Authorized Participant agrees to indemnify Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or other governmental charge, together with any applicable penalties, additions to tax and interest thereon. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Authorized Participant entitled thereto as in the case of a distribution in cash through the procedures of the Depository. The Trustee shall have no responsibility or liability for any such taxes or other governmental charges and, to the extent the Trustee incurs any liability, cost or expense in connection with any such taxes or other governmental charges, the Trustee shall be indemnified and held harmless by the Trust from the assets of the Trust for the amount of any such liability, cost or expense.

Section 3.2.    Warranties on Deposit of Gold.

Every Authorized Participant depositing gold under this Agreement shall be deemed thereby to represent and warrant that (a) the deposited gold represents the right to receive gold that meets the London Good Delivery Standards without any additional cost, (b) the Authorized Participant making such deposit is duly authorized to do so and (c) at the time of Delivery, the gold is free and clear of any lien, pledge, encumbrance, right, charge or any other claim whatsoever (other than the rights created by this Agreement). All representations and warranties deemed made under this Section 3.2 shall survive the deposit of gold, Delivery or Surrender of Shares and termination of this Agreement.

ARTICLE IV

ADMINISTRATION OF THE TRUST

Section 4.1.    Evaluation of Gold.

(a)    As promptly as practicable after the Order Cutoff Time on each Business Day, the Trustee shall determine the value of the gold held or receivable by the Trust (i) on the basis of the Benchmark Price for that day or (ii) if no Benchmark Price is announced for that day, on the basis of the most recently announced Benchmark Price prior to the evaluation time. However, if the Sponsor determines that the Benchmark Price specified in the preceding sentence is inappropriate as a basis for evaluation, it shall identify an alternative basis for evaluation to be employed by the Trustee. Gold deliverable under a Purchase Order shall be included in the evaluation beginning on the first Business Day following the Order Date therefor. Gold deliverable under a Redemption Order shall not be included in the evaluation on and after the first Business Day following the Order Date therefor. Neither the Trustee nor Sponsor shall be liable to any Person for the determination that the most recently announced Benchmark Price is not appropriate as a basis for evaluation of the gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

(b)    If Sponsor determines that the Benchmark Price should have the meaning set forth in part (ii) of the definition of that term set forth in Section 1.1, the Trustee shall give notice thereof to the Registered Owners identifying the price determined by Sponsor to be used for the purpose of the evaluation of gold, and the Trustee shall apply the new meaning to the evaluation of gold beginning 60 days after the date of that notice.

Section 4.2.    Responsibility of the Trustee for Evaluations.

The Sponsor, Authorized Participants, Registered Owners and Beneficial Owners may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination made pursuant to Section 4.l(b), Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee under this Agreement shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Authorized Participants, Registered Owners or Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of gross negligence or bad faith in the performance of its duties.

Section 4.3.    Trust Evaluation.

(a)    As promptly as practicable after completion of the evaluation required under Section 4.1(a) on each Business Day, the Trustee shall add to the total value of the gold determined by the Trustee pursuant to Section 4.1(a) the value of all other assets of the Trust (other than any amount credited to the Reserve Account, if any), including cash, if any; the resulting figure is the “Gross Asset Value” of the Trust. The Trustee shall then subtract from the Gross Asset Value of the Trust all accrued but unpaid fees, expenses and other liabilities of the Trust, including liabilities identified in Section 4.7; the resulting figure is the “Net Asset Value” of the Trust. The Trustee shall also divide the Net Asset Value of the Trust by the number of Shares outstanding as of the close of business on the date of the evaluation then being made, which figure is the “Net Asset Value per Share.” All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.3 for that Business Day. For purposes of this Section 4.3: (i) Shares deliverable under a Purchase Order shall be considered to be outstanding beginning on the first Business Day following the Order Date therefor; and (ii) Shares deliverable under a Redemption Order shall not be considered to be outstanding on and after the first Business Day following the Order Date therefor. Fractions smaller than $0.01 shall be disregarded in such evaluations.

(b)    Gross Asset Value, Net Asset Value and Net Asset Value per Share shall be computed in accordance with generally accepted accounting principles consistently applied in the

United States. Any estimate of the accrued but unpaid fees, expenses and liabilities of the Trust for purposes of the computations required by this Section 4.3 made by the Trustee in good faith shall be conclusive upon all Persons interested in the Trust, and no revision or correction in any computation made under this Agreement will be required by reason of any difference in amounts estimated from those actually paid.

Section 4.4.    Cash Distributions.

Whenever the Trustee distributes any cash, the Trustee shall distribute the amount available for the distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively; provided, however, that, if the Trustee is required to withhold and does withhold from such cash an amount on account of taxes, the amount distributed to the Registered Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent.

Section 4.5.    Other Distributions.

Whenever the Trustee receives any property in respect of Trust Property other than cash proceeds of a sale of Trust Property or, in respect to any claim that accrues in favor of the Trust on account of any loss of deposited gold or other Trust Property, any cash proceeds received in respect to any such claim, the Trustee shall cause the securities or other property received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Trustee, in such manner as the Sponsor may deem lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Sponsor such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to Registered Owners) the Sponsor deems such distribution not to be lawful and feasible, the Trustee shall adopt such method as the Sponsor deems lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trustee, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash. The Trustee shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to Sponsor’s instruction or otherwise made by the Trustee in good faith.

Section 4.6.    Fixing of Record Date.

Whenever any distribution will be made, or whenever the Trustee receives notice of any solicitation of proxies or consents from Registered Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with Sponsor, shall fix a record date for the determination of the Registered Owners who shall be entitled to (i) receive such distribution, (ii) give such proxies or consents in respect of any such solicitation, (iii) receive Shares as a result of any such split, reverse split or other change or (iv) act in respect of any other matter for which the record date was set.

Section 4.7.    Payment of Expenses; Gold Sales.

(a)     The following charges shall or may be accrued and paid by the Trust:

(i)    the Sponsor Fee payable to the Sponsor as set forth in Section 4.7(d);

(ii)    expenses of the Trust not assumed by the Sponsor pursuant to Section 5.3(g) and the Trustee’s expenses not reimbursed by the Sponsor pursuant to Section 5.7(b);

(iii)    taxes and other governmental charges;

(iv)    expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or Sponsor to protect the Trust or the interests of Registered Owners or Beneficial Owners, including expenses, costs and disbursements the Sponsor incurs pursuant to the last sentence of Section 5.6(b) and expenses, costs and disbursements the Trustee incurs pursuant to Sections 5.7(c) and 5.12(a) and;

(v)    indemnification of the Trustee as provided in Section 5.6(a); and

(vi)    indemnification of the Sponsor as provided in Section 5.6(b).

(b)    The Trustee shall, when directed by the Sponsor, and in the absence of such direction may, in its discretion, sell Gold in such quantity and at such times in accordance with Section 4.9(b) as may be necessary to permit payment of expenses under this Agreement, including amounts payable by the Sponsor to the Trustee if not paid when due, as provided in Section 5.7(a). The Trustee is authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Gold. Neither the Trustee nor Sponsor shall be liable or responsible in any way for loss or depreciation resulting or incurred by reason of any sale made pursuant to this Section 4.7.

(c)    If at any time and from time to time, the Trustee and Sponsor determine that the amount of cash included in the Trust Property exceeds the anticipated expenses of the Trust for the following month, the Trustee shall distribute the excess to the Registered Owners under Section 4.4.

(d)    Payment of the Sponsor Fee and amounts reimbursable to the Sponsor pursuant to Section 5.8(b) shall be made in Dollars by payment of cash from the Trust Property or the sale of gold in accordance with Section 4.7(b) and Section 4.9(b). The Sponsor Fee shall be payable in arrears on the second Business Day of each month or as soon as reasonably practical thereafter in respect of the prior month (or on the date of termination of this Agreement, in respect of the period commencing on the first day of the period beginning after the last period in respect of which the Sponsor Fee was paid and ending on such termination date). Amounts reimbursable to the Sponsor pursuant to Section 5.8(b) shall be payable in Dollars from Trust Property or the sale of gold in accordance with Section 4.7(b) and Section 4.9(b) on the second Business Day of each month or as soon as reasonably practical thereafter in respect of the prior month in which reimbursement was sought by the Sponsor (or on the date of termination of this Agreement or as soon as reasonably practical thereafter in respect of the period commencing on the first day of the period beginning after the last period in respect of which reimbursement was paid and ending on such termination date).

Section 4.8.    Statements and Reports; Fiscal Year.

(a)    After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, the Trustee shall send to the Registered Owners, at the Sponsor’s expense, an annual report of the Trust for such fiscal year containing financial statements prepared by the Sponsor from information furnished by the Trustee concerning the operations of the Trust and audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or that the Sponsor determines shall be included. The Trustee may distribute the annual report by any permitted means to the Registered Owners.

(b)    The Trustee shall provide the Sponsor with such certifications, supporting documents and other evidence regarding the Internal Control Over Financial Reporting established and maintained by the Trust, and used by the Trustee in connection with its furnishing of information to the Sponsor for Sponsor’s preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Sponsor to prepare and file or furnish to the Commission any certifications regarding such matters that may be required to be included with the Trust’s periodic reports under the Exchange Act.

(c)    The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration.

(d)    The expense of accountants employed to prepare such annual reports, tax returns and tax reports shall be borne by the Sponsor as required under Section 5.3(g).

(e)    The fiscal year of the Trust shall initially be the period ending December 31 of each year. The Sponsor shall have the continuing right to select an alternate fiscal year permitted by the Code and other applicable law.

Section 4.9.    Further Provisions for Gold Sales.

(a)    In addition to selling gold in accordance with Section 4.7, the Trustee shall sell Gold or other Trust Property whenever any one or more of the following conditions exists:

(i)    Sponsor has notified the Trustee, or counsel to the Trustee has advised, that such sale is required by applicable law or regulation; or

(ii)    this Agreement has been terminated and the Trust Property is to be liquidated in accordance with Section 6.2.

(b)    When selling Gold, the Trustee shall endeavour to place orders with dealers (which may include the Custodian) as directed by the Sponsor or, in the absence of such direction, with the Custodian or, if the Custodian is unable or unwilling to execute such orders, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of the orders. Neither the Trustee nor Sponsor shall be liable or responsible in any way for depreciation or loss resulting or incurred by reason of any sale made pursuant to this Section 4.9.

Section 4.10.    Counsel.

Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust, including any legal matters relating to the possible disposition or acquisition of any gold. The fees and expenses of such counsel for routine legal services shall be paid by the Sponsor in accordance with Section 5.3(g).

Section 4.11.    Grantor Trust.

Nothing in this Agreement, the Custody Agreement, or otherwise shall be construed to give the Trustee the power to vary the investment of the Beneficial Owners (within the meaning of Treasury regulation section 301.7701-4(c) under the Code or any similar or successor provision of the regulations under the Code), nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. Neither the Trustee nor Sponsor shall be liable to any Person for any failure of the Trust to qualify as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s or Sponsor’s responsibility for the administration of the Trust in accordance with this Agreement.

Section 4.12.    Reserve Account.

The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash that it has credited to such account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has determined from time to time to be required by generally accepted accounting principles. Such account shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Registered Owners any of the amounts held in such account; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges or other contingent liabilities, then it shall promptly cause such amounts to be distributed to the Registered Owners.

ARTICLE V

THE TRUSTEE, CUSTODIAN AND SPONSOR

Section 5.1.    Maintenance of Office and Transfer Books by the Trustee.

(a)    Until termination of this Agreement in accordance with its terms, the Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

(b)    The Trustee shall keep a copy of this Agreement and books for the registration of Shares and transfers of Shares at its Corporate Trust Office or such other office as it may designate by notice to Sponsor and the Registered Owners. Such items shall be open for inspection during normal business hours upon reasonable advance notice by any Person establishing to the Trustee’s reasonable satisfaction that such Person is a Beneficial Owner.

(c)    The Trustee may, and at the reasonable written request of Sponsor shall, close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee or Sponsor.

(d)    If any Shares are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or, with the written approval of Sponsor (which approval shall not be unreasonably withheld), appoint a Registrar or one or more co-Registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

Section 5.2.    Prevention or Delay in Performance by Sponsor or the Trustee.

Neither Sponsor nor the Trustee nor any of their respective directors, officers, managers, members, employees, agents or affiliates shall incur any liability to any Registered Owner, Beneficial Owner or Authorized Participant if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor or the Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that by the terms of this Agreement it is provided shall be done or performed and, accordingly, Sponsor or the Trustee does not do that thing or does that thing at a later time than would otherwise be required. Neither Sponsor nor the Trustee shall incur any liability to any Registered Owner, Beneficial Owner or Authorized Participant by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.3.    Obligations of Sponsor and the Trustee.

(a)    Neither Sponsor nor the Trustee assumes any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner, Beneficial Owner, Authorized Participant or other Person (including liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without gross negligence, willful misconduct or bad faith. Neither the Sponsor nor the Trustee shall have any obligation or liability for, or otherwise related to, any services Gold Corporation may, directly or indirectly, separately offer or provide to any Beneficial Owner.

(b)    Neither Sponsor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Authorized Participant, or other Person.

(c)    Neither Sponsor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any Registered Owner, any Beneficial Owner, or any other Person believed by it in good faith to be competent to give such advice or information.

(d)    (i) No party to this Agreement shall be liable for any acts or omissions made by a successor that assumes the role of such party pursuant to this Agreement, whether in connection with a previous act or omission of such party or in connection with any matter arising wholly after the resignation or removal of such party, provided that, in connection with the issue out of which such potential liability arises, such party performed its obligations without gross negligence, willful misconduct or bad faith while it acted under this Agreement.

(ii)    The Sponsor is authorized to negotiate the terms of the Authorized Participant Agreement to be entered into with each Authorized Participant, including any Authorized Participant that is an affiliate, subsidiary or other related party of Sponsor. Sponsor shall have no liability for any loss or damage incurred by the Trust resulting from any such agreement negotiated in good faith. The Trustee shall have no liability with respect to the negotiation of the terms of any Authorized Participant Agreement or the form of any Authorized Participant Agreement (other than the Trustee’s due execution, delivery and performance thereof). The terms of an Authorized Participant Agreement shall not adversely affect the duties, rights and responsibilities of the Trustee unless the Trustee expressly consents thereto, which consent shall be evidenced by the Trustee’s execution and delivery of such Authorized Participant Agreement.

(e)    Neither Sponsor nor the Trustee shall have an obligation to comply with any direction or instruction from any Registered Owner, Beneficial Owner or Authorized Participant regarding Shares, except to the extent specifically provided for in this Agreement.

(f)    The Trustee shall be a fiduciary under this Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, this Agreement. The Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this Agreement, except as may be specifically provided for herein. Without limiting the foregoing, all duties, rights, privileges and liabilities of the Trustee set forth in this Agreement shall be subject to the following:

(i)    The Trustee shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Subject to the foregoing, the Trustee may, in its sole discretion, take such actions as are provided for in Section 5.12(a).

(ii)    Assets of the Trust, exclusive of gold or cash, shall be held by the Trustee either directly or through the commercial book-entry system operated by the Federal

Reserve Bank (“Book-Entry System”), DTC, or any other clearing agency or similar system (a “Clearing Agency”), if available. The Trustee shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at the Depository or with any Clearing Agency unless the Trustee shall have received actual and timely written notice of the same, nor shall the Trustee have any responsibility or liability for the actions or omissions to act of the Book-Entry System, the Depository or any Clearing Agency. All moneys held by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust.

(iii)    If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Trust or the Trust Property (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets of the Trust), the Trustee is authorized to comply therewith in any manner that it or legal counsel of its own choosing deems appropriate; however, the Trustee to the extent practicable will promptly inform Sponsor of such order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Trust and consult in good faith with Sponsor as to the course of action by the Trustee. If the Trustee complies with any such order, judgment, decree, writ or other form of process, the Trustee shall not be liable to Sponsor or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(iv)    In no event shall the Trustee be liable (A) for acting in accordance with or conclusively relying upon any direction, any instruction, notice, demand, certificate or document (I) from Sponsor or the Custodian, or any entity acting on behalf of either, that the Trustee believes is given pursuant to or is authorized by this Agreement or the Custody Agreement, respectively, or (II) from or on behalf of any Authorized Participant that the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement); (B) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; or (C) for an amount in excess of the value of the assets of the Trust. The Trustee may consult with legal counsel of its own choosing as to any matter relating to this Agreement and shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The reasonable expense of such counsel shall be paid as provided in Section 5.7(b) or 5.7(c), as applicable.

(v)    The Trustee shall be entitled to rely conclusively upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any Person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement, the Custody Agreement or any Authorized Participant Agreement has been duly authorized to do so; provided, however, that where a list of authorized officials of a person and their signatures are on file with the Trustee, the Trustee shall compare such manual signatures to the signature on any such documents. Such requirement shall not apply to “personal identification numbers” or “PINS” or other forms of electronic security devices that function as a proxy for a manual signature.

(vi)    The Trustee shall not be responsible for (A) the validity or sufficiency of this Agreement, the Custody Agreement, any Authorized Participant Agreement, the Certificates or any other custody or other agreement entered into by the Trustee at the direction or with the approval of the Sponsor or otherwise in connection with the Trustee’s administration of the Trust, or (B) the due execution hereof by Sponsor or of the Custody Agreement by the Custodian, or for the due execution of any other agreement entered into by the Trustee in connection with the administration of the Trust by any party thereto other than the Trustee.

(vii)    The Trustee shall not be responsible in any respect for the form, execution, validity, value, collectability or genuineness of documents, instruments or securities deposited with or delivered to or held by it under this Agreement, or for any description therein, or for the identity, authority or rights of Persons executing or delivering or purporting to execute or deliver any such document, instrument or security.

(viii)    At any time the Trustee (A) may request an instruction in writing in English from the Sponsor, the Custodian, an Authorized Participant or other applicable Person with respect to any action that any of them is authorized to direct the Trustee to take under this Agreement, the Custody Agreement, any Authorized Participant Agreement or any other agreement entered into by the Trustee in connection with the Trustee’s administration of the Trust and (B) may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations under any such agreement. The Trustee shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three Business Days after Sponsor, the Custodian, the Authorized Participant or other applicable Person receives the Trustee’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Trustee has not received the written instructions requested.

(ix)    When the Trustee acts on any information, instructions, communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Trustee’s obligation to obtain such confirmations as may be specified in this Agreement or any Authorized Participant Agreement. The Trustee shall be indemnified as provided in Section 5.6 against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur in acting in accordance with any such information, instruction or communication. This paragraph shall survive the termination of this Agreement and the Trust or the resignation or removal of the Trustee.

(x)    The Trustee may construe any provision of this Agreement that it believes to be ambiguous or inconsistent with any other provision(s) hereof, and any reasonable construction of any such provision by the Trustee in good faith shall be binding upon the parties hereto, each Authorized Participant, and all Registered Owners and Beneficial Owners. In the event of any ambiguity or inconsistency or any other uncertainty in any notice, instruction or other communication received by the Trustee under this Agreement, the Trustee shall notify the Sponsor, and the giver thereof and may, in its sole discretion, refrain from taking any action other than to retain possession of the Trust Property, unless the Trustee receives such further written instructions, from the Sponsor or otherwise, that eliminate such ambiguity, inconsistency or uncertainty.

(xi)    The Trustee shall have no responsibility for the contents of any writing of the arbitrators or any third party that may be used as a means to resolve disputes among third parties with respect to their interest in the Trust, Trust Property or Shares and may conclusively rely without any liability upon the contents thereof.

(xii)    In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the gold or its custody, moneys or other assets from time to time held hereunder, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Trustee hereunder (except that it shall be personally liable for any income or other taxes on the amounts it receives pursuant to Section 5.7(a)) or upon or in respect of the Trust or the Shares, that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust as provided in Section 5.6, and the payment of such amounts shall be secured by a lien on such assets. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee.

(xiii)    The Trustee shall not be answerable for the default or misconduct of the Current Custodian or any Custodian or any agents, attorneys, accountants, auditors and other professionals appointed by Sponsor to provide services on behalf of the Trust. The Trustee also may employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee or of the Sponsor), but shall not be responsible for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors or other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals were selected with reasonable care. The fees and expenses charged by such custodians, agents, attorneys, accountants, auditors or other professionals, exclusive of fees for services to be performed by the Trustee, shall be paid as provided in Section 5.7(b) or 5.7(c), as applicable, without reduction of the compensation due the Trustee for its services as such hereunder. Fees paid for custody of assets other than gold shall be an expense of the Trustee.

(xiv)    The Trustee in its individual or any other capacity may own or hold Shares, or be an underwriter or dealer in respect of Shares, and may deal in any manner with the same rights and powers as if it were not the trustee hereunder.

(g)    (i) In consideration of receiving the Sponsor Fee, the Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to a maximum amount equal to the greater of $500,000 per annum and the amount that is equal to 0.15% of the average Gross Asset Value of the Trust over the relevant fiscal year (the “Fee Cap”): fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses as provided in Section 5.7(a), the Custodian’s fees and expenses reimbursable to the Custodian pursuant to any Custody Agreement, the marketing expenses of the Trust, the listing fees of the Trust on the Exchange, registration fees associated with the Trust charged by the Commission, printing and mailing costs, expenses for the maintenance of any website of the Trust, audit fees and expenses, routine legal fees and expenses associated with the ordinary course of the Trust’s operations and the expense of the first two examinations of the Custodian’s records relating to the Unallocated Account and the first two audits of the Physical Gold held in the Allocated Account during any fiscal year (with the expense of any further examinations or audits during such fiscal year to be an expense of the Trust). Within a reasonable time before the end of the Trust’s fiscal year, the Sponsor shall advise the Trustee if the anticipated expenses of the Trust for the coming fiscal year are reasonably expected to exceed the Fee Cap in the coming year. The Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, any expense covered by Section 4.7(a), any expenses that are in excess of the Fee Cap, or any extraordinary expenses incurred on behalf of the Trust. Extraordinary expenses shall include any fixing fees charged in connection with sales of Gold made pursuant to Section 4.9.

(ii)    Sponsor may perform, or may instruct others to perform, assaying of Physical Gold and other services relating to the safe custody of Physical Gold, as necessary.

(iii)    Sponsor may request the Trustee to order Custodian audits as permitted under the Custody Agreement.

(iv)    Sponsor shall be entitled to rely conclusively upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Sponsor may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any Person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement, the Custody Agreement or any Authorized Participant Agreement has been duly authorized to do so.

(v)    When Sponsor acts on any information, instructions, communications (including communications with respect to the conversion of gold, the Delivery of Shares or the payment of fees) sent by telex, facsimile, email or other form of electronic or data transmission, Sponsor, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Sponsor’s obligation to obtain such confirmations as may be specified in this Agreement. The Sponsor shall be indemnified as provided in Section 5.6 against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur in acting in accordance with any such information, instruction or communication. This paragraph shall survive the termination of this Agreement and the Trust or the resignation of the Sponsor.

(vi)    Except, and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian, in no event shall the Sponsor be personally liable for any taxes or other governmental charges imposed upon or in respect of the gold, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Sponsor hereunder (except that the Sponsor shall be personally liable for any income or other taxes on the amounts it receives from the Trust pursuant to Section 5.8(a)) or upon or in respect of the Trust or the Shares, that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, Sponsor may sustain or incur with respect to such taxes or charges, Sponsor shall be reimbursed and indemnified out of the assets of the Trust as provided in Section 5.6. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation of the Sponsor.

Section 5.4.    Resignation or Removal of the Trustee; Appointment of Successor Trustee.

(a)    The Trustee may at any time resign as trustee hereunder by notice of its election so to do delivered to Sponsor, and, subject to Section 6.2, such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(b)    Sponsor may, in its sole discretion, remove the Trustee as trustee hereunder by notice given to the Trustee in the manner provided in Section 7.5 no more than 120 and at least 90 days prior to the fifth anniversary of the date of this Agreement or, thereafter, by notice delivered to the Trustee no more than 120 and at least 90 days prior to the last day of any subsequent three-year period. Subject to Section 6.2, such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(c)    If at any time the Trustee

(i)    ceases to be a Qualified Bank,

(ii)    is in material breach of its obligations under this Agreement and fails to cure such breach within 30 days after receipt of notice from Sponsor or Registered Owners acting on behalf of at least 25% of the outstanding Shares specifying such breach in reasonable detail and requiring the Trustee to cure such breach, or

(iii)    fails to consent to the implementation of an amendment to the Trust’s Internal Control Over Financial Reporting reasonably deemed necessary by the Sponsor and, after consultation, Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment, the Sponsor, acting on behalf of the Registered Owners, may remove the Trustee as trustee hereunder by notice given to the Trustee in the manner provided in Section 7.5. Such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

(d)    If the Trustee acting hereunder resigns or is removed, the Sponsor shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Registered Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. Upon effective resignation or removal hereunder, the resigning or removed Trustee shall be discharged from all duties and responsibilities under this Agreement and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the successor Trustee shall thereupon undertake and perform all duties and responsibilities and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as Trustee. The Sponsor or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the Registered Owners.

(e)    Any corporation or other entity into which the Trustee may be merged, consolidated or converted in a transaction in which the Trustee is not the surviving corporation or any corporation or other entity otherwise succeeding to substantially all of the business of the Trustee shall be the successor Trustee without the execution or filing of any document or any further act. During the 90-day period following the effectiveness of a merger, consolidation or conversion or other transaction described in the preceding sentence, the Sponsor may, by notice to the corporation or other entity described in that sentence (i.e., the successor Trustee), remove the latter as trustee hereunder and designate a successor Trustee in compliance with the provisions of subsection (d) above.

Section 5.5.    The Custodian.

(a)    Neither the Trustee nor Sponsor shall have any liability for the selection of the Custodian or any Subcustodian engaged by the Custodian. The Trustee is hereby directed to enter into the Allocated Account Agreement and the Unallocated Account Agreement with the Current Custodian, and the Trustee shall have no liability for the terms thereof. The Custodian will be subject to the directions of the Trustee as provided in such Custody Agreement and will be responsible solely to the Trustee, the Beneficial Owners and, as applicable, the Sponsor to the extent English law requires, in accordance with the Custodian’s obligations under the Custody Agreement (provided, however, that any discretionary action to be taken, or decision to be made, by the Trustee pursuant to any Custody Agreement shall only be taken or made if and as directed by the Sponsor and the directed action or decision does not, in the Trustee’s reasonable discretion, adversely affect the Trustee’s rights and obligations thereunder). The Custodian may only resign as custodian as permitted by, and in the manner provided by, the Custody Agreement. If upon the resignation of any Custodian there would be no Custodian acting hereunder, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor, each of which shall thereafter be a Custodian hereunder. If any event occurs which, pursuant to a Custody Agreement, permits the Trustee to terminate the Custody Agreement or if, pursuant to a Custody Agreement, the Trustee otherwise has a right to terminate the Custody Agreement, the Sponsor may direct the Trustee to terminate such Custody Agreement in the manner provided by such Custody Agreement.    When so directed by the Sponsor, and to the extent permitted by, and in the manner provided by, the relevant Custody Agreement, the Trustee shall remove the Custodian and appoint a substitute custodian or appoint an additional custodian or custodians selected by the Sponsor, each of which shall thereafter be a Custodian hereunder. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into one or more Custody Agreements in form and substance approved by the Sponsor (provided, however, that the rights and duties of the Trustee hereunder and under the then-existing Custody Agreements shall not be materially altered by such new Custody Agreements without its consent). After the date of this Agreement, the Trustee shall not enter into or amend any Custody Agreement with a Custodian without the written approval of the Sponsor. When instructed by the Sponsor, the Trustee shall demand that a Custodian deliver such of the gold held by it as is requested of it to any other Custodian or such substitute or additional Custodian or Custodians directed by the Sponsor. In connection with such delivery the Trustee will, solely if and in the manner directed by the Sponsor, cause the Physical Gold to be weighed or assayed and any such weighing and assay shall be an expense of the Trust pursuant to Section 4.7(a)(ii). The Trustee shall have no liability for any delivery of gold or weighing or assaying of delivered physical gold directed by the Sponsor pursuant to the preceding provisions of this paragraph, and in the absence of such direction shall have no obligation to effect such a delivery or to cause the delivered physical gold to be weighed, assayed or otherwise validated.

(b)    The Trustee shall have no obligation to monitor the activities of the Custodian or any Subcustodian other than to receive and review such reports of the gold held for the Trust by the Custodian and of transactions in gold held for the account of the Trust made by the Custodian pursuant to the Custody Agreement. The gold owned by the Trust and the accounts and operations of the Custodian shall be audited or examined by accountants or other inspectors selected by the Sponsor at such times as directed by the Sponsor as permitted by the Custody Agreement. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, the Custodian or any Subcustodian or loss or damage to the gold while in the possession of, or in transit to or from, the Custodian or any Subcustodian, (ii) the amount, validity or adequacy of insurance maintained by the Custodian or any Subcustodian, if any, (iii) any defect in gold held by the Custodian or any Subcustodian, (iv) any failure of the gold to conform to the requirements of the London Good Delivery Standards or otherwise to conform to the requirements of Physical Gold and (v) any failure of the gold to conform to a description thereof provided by the Custodian to the Trustee.

(c)    Upon the appointment of any successor Trustee hereunder, the Custodian shall forthwith become, without any further act or writing, the agent hereunder of such successor Trustee, and the appointment of such successor Trustee shall in no way impair the authority of the Custodian; but the successor Trustee so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor Trustee.

(d)    In no event shall the removal or alteration of the Government Guarantee affect the continued operation of the Trust or otherwise act to terminate the Trust. In the event that the Trust has a claim under the Government Guarantee due to any loss of Gold held by the Custodian for the benefit of the Trust, the Sponsor shall be responsible for submitting and otherwise administering the claim for reimbursement of losses under the Government Guarantee. Neither the Trustee nor the Sponsor shall have any responsibility for the terms or sufficiency of the Government Guarantee.

(e)    The Custodian, in its individual or any other capacity, may own or hold Shares and may deal in any manner with the same rights and powers as if it were not the Custodian hereunder.

Section 5.6.    Indemnification.

(a)    The Trustee and its directors, officers, employees, shareholders, agents and affiliates (as such term is defined under the Securities Act) (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations thereunder), or otherwise by reason of the Trustee’s acceptance or administration of the Trust, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under this Agreement or any such other agreement, or any actions taken in accordance with the provisions of this Agreement or any such other agreement or (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Agreement or any such other agreement. Each Trustee Indemnified Party shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may have, directly or indirectly, separately offered or provided to any Beneficial Owner. Such indemnities shall also include payment from the Trust of the reasonable costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such Trustee Indemnified Party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such Trustee Indemnified Party was not entitled to be indemnified under this Section 5.6(a) because clause (i) or clause (ii) of the first sentence of this Section 5.6(a) applied. Any amounts payable to a Trustee Indemnified Party under this Section 5.6(a) may be payable in advance or shall be secured by a lien on the Trust’s assets.

(b)    The Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement and under each other agreement entered into by Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which Sponsor is a party, including Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of this Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under this Agreement or any such other agreement or any actions taken in accordance with the provisions of this Agreement, or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement, or any such other agreement. Each

Sponsor Indemnified Party shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may have, directly or indirectly, separately offered or provided to any Beneficial Owner. Such indemnities shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such Sponsor Indemnified Party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such Sponsor Indemnified Party was not entitled to be indemnified under this Section 5.6(b) because clause (i) or clause (ii) of the first sentence of this Section 5.6(b) applied. Any amounts payable to a Sponsor Indemnified Party under this Section 5.6(b) may be payable in advance or shall be secured by a lien on the Trust’s assets. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial Owners; and, in such event, the reasonable legal expenses and costs and other disbursements of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust as provided in Section 5.8(b).

(c)    The indemnities provided by, and the lien rights securing payments under, this Section 5.6 shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Section 5.7.    Fees, Charges and Expenses of the Trustee.

(a)    The Trustee is entitled to receive from the Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses (but, for the avoidance of doubt, excluding amounts payable by the Trust under Sections 4.7(a), 5.7(c) and 5.12(a)), in accordance with a written agreement between the Sponsor and the Trustee. Should the Sponsor fail to pay the same, the Trustee shall be authorized to charge the same to the Trust, in an amount not exceeding the amount that could be charged to the Trust under Section 5.8(a) in respect of the Sponsor Fee (and the Trustee may charge the same to the Trust to such extent without regard to whether, because of the Sponsor’s default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amount paid to the Sponsor pursuant to Sections 4.7(a)(i), 4.7(d) and 5.8(a) shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust under Section 5.8(a), without giving effect to any fee waiver then in effect, prior to the interest of the Custodian, Sponsor, the Registered Owners, the Beneficial Owners and any other Person.

(b)    The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties hereunder, including the reasonable fees and disbursements of its legal counsel and expenses identified in the Custody Agreement as payable by the Trustee, other than (i) amounts specified in Section 5.7(a), (ii) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (iii) fees of agents for performing services the Trustee is required to perform under this Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

(c)    Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of the Registered Owners or Beneficial Owners pursuant to the terms of this Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the Registered Owners or Beneficial Owners, shall be expenses of the Trust and shall be deductible from, and constitute a lien on, the assets of the Trust.

(d)    Each Authorized Participant depositing gold, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $500 per transaction for the Delivery of Shares pursuant to Section 2.4 and the Surrender of Baskets of Shares pursuant to Section 2.6 or 6.2 (or such other fee as the Trustee, with the prior written consent of Sponsor, may from time to time announce) (the “Transaction Fee”).

Section 5.8.    Charges of Sponsor.

(a)    The Sponsor shall be entitled to receive from the Trust, chargeable as an expense of the Trust, a fee (the “Sponsor Fee”) for its services hereunder at an annualized rate of 0.18% of the Trust’s Net Asset Value, accrued on a daily basis computed on the prior Business Day’s Net Asset Value and paid monthly in arrears in the manner provided in Section 4.7(d). The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for such period(s) of time it specifies in a notice of such fee waiver to the Trustee. The Sponsor is under no obligation to waive any portion of its fees hereunder or reimbursements pursuant to Section 5.8(b), and any such waiver shall create no obligation to waive any such fees or reimbursements during any period not covered by the waiver. Any fee or reimbursement waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder, including its obligations under Section 5.3(g). The Sponsor may instruct the Trustee from time to time to withhold a portion of the Sponsor’s Fee otherwise payable to the Sponsor and to pay such withheld portion to Persons identified by the Sponsor for the purpose of satisfying certain expenses of the Trust for which the Sponsor is responsible under Section 5.3(g).

(b)    The Sponsor shall be entitled to receive reimbursement from the Trust in the manner provided by Section 4.7(d) for all expenses, costs and other disbursements incurred by it under the last sentence of Section 5.6(b) or that are of the type described in Sections 4.7(a)(ii), (iii), (iv), and (vi), except that the Sponsor shall not be entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange or (ii) fees of agents for performing services the Sponsor is required to perform under this Agreement.

Section 5.9.    Retention of Trust Documents.

The Trustee shall retain documents, records, bills and other data compiled during the term of this Agreement for the respective periods required by the laws or regulations governing the Trustee and any other applicable laws (including the federal securities laws and the Code), and is authorized to destroy any of such data at the times permitted by such laws or regulations, unless Sponsor reasonably requests the Trustee in writing to retain any such item(s) for a longer period.

Section 5.10.    Federal Securities Law Filings.

(a)    The Sponsor shall (i) prepare and file registration statements, including a prospectus, with the Commission (“registration statement” and “prospectus,” respectively) and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws, including the preparation and filing of amendments and supplements to the registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of the prospectus, or of any request for amending or supplementing the registration statement or prospectus, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented if such be the case, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act. The Sponsor shall promptly notify the Trustee if any event or circumstance occurs that is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing that is needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities laws of the United States, and the Sponsor is entitled to rely on such information so furnished by the Trustee.

(b)    The Sponsor shall have all necessary and exclusive power and authority to (i) from time to time adopt, implement or amend such disclosure controls and procedures as are necessary or desirable, in the Sponsor’s reasonable judgment, to ensure compliance with the disclosure and ongoing reporting obligations under any applicable securities laws, (ii) appoint and remove the auditors of the Trust and (iii) seek from the relevant securities or other regulatory authorities such relief, clarification or other action as the Sponsor shall deem necessary or desirable regarding the disclosure or financial reporting obligations of the Trust.

(c)    The policies and procedures comprising the Trust’s Internal Control Over Financial Reporting have been adopted as of the date of this Agreement, and copies thereof have been delivered to the appropriate officers of the Sponsor and the Trustee. Amendments to such initial Internal Control Over Financial Reporting may be proposed from time to time by the Sponsor, but such amendments may not be adopted in connection with the Trustee’s furnishing of information to the Sponsor for the Sponsor’s preparation of the Trust’s financial statements without the Trustee’s consent (which consent will not be unreasonably withheld or delayed).

Section 5.11.    Prospectus Delivery.

The Sponsor shall, if required by the federal securities laws, in any manner permitted by such laws, deliver at the time of issuance of Shares an electronic copy of the prospectus, as most recently furnished to the Trustee by Sponsor, to each Authorized Participant.

Section 5.12.    Discretionary Actions by the Trustee; Consultation.

(a)    Subject to Section 5.3(f)(i), the Trustee may, in its sole discretion, undertake any action that it considers necessary or desirable to protect the Trust or the rights and interests of the Registered Owners or the Beneficial Owners pursuant to the terms of this Agreement. Pursuant to Section 5.7(c), the expenses, costs and disbursements incurred by the Trustee in connection with taking any action under the preceding sentence (including the reasonable fees and disbursements of legal counsel) shall be expenses of the Trust, and the Trustee shall be entitled to be reimbursed for those expenses by the Trust.

(b)    The Trustee shall notify and consult with the Sponsor before undertaking any action under subsection (a) above or if the Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

(c)    The Sponsor shall notify and consult with the Trustee before undertaking any action under the last sentence of Section 5.6(b) or if Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1.    Amendment.

Subject to Section 4.11, the Trustee and the Sponsor may amend any provision of this Agreement without the consent of any Person, including any Registered Owner or Beneficial Owner, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners or the Beneficial Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) Business Days’ prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) Business Days’ prior written notice of the increase or decrease being given to the Trustee. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Authorized Participants to Surrender Shares and receive therefor the amount of Trust Property represented thereby pursuant to Section 2.6(a), except in order to comply with mandatory provisions of applicable law.

Section 6.2.    Termination.

(a)    The Trustee shall set a date on which this Agreement and the Trust will terminate and mail notice of that termination to the Registered Owners at least 30 days prior to the date set for termination if any of the following occurs:

(i)    The Trustee is notified that the Shares are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

(ii)    Registered Owners acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

(iii)    60 days have elapsed since the Trustee notified Sponsor of the Trustee’s election to resign or since the Trustee was removed and a successor trustee has not been appointed and accepted its appointment as provided in Section 5.4;

(iv)    any sole Custodian then acting resigns or is removed and no successor custodian has been employed pursuant to Section 5.5(a) within 90 days (or, if applicable, within such shorter period that equals the period the Custodian is required to continue as custodian after such resignation or removal under a Custody Agreement) of such resignation or removal;

(v)    the Commission determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Trustee has actual knowledge of such Commission determination;

(vi)    the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, and the Trustee has actual knowledge of that determination;

(vii)    the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable;

(viii)    the Trustee receives notice from the Sponsor of its decision to terminate the Trust;

(ix)    60 days have elapsed since DTC or another Depository has ceased to act as depository with respect to the Shares and the Sponsor has not identified another Depository that is willing to act in such capacity;

(x)    if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on the date of the Original Trust Agreement; or

(xi)    as provided in Section 6.2(c).

(b)    On and after the date of termination of this Agreement, the Trustee shall not accept any deposits of gold, shall discontinue the registration of transfers of Shares, shall not make any distributions to Registered Owners, and shall not give any further notices or perform any further acts under this Agreement, except that the Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, shall pay the Trust’s expenses and sell gold as necessary to meet those expenses and shall continue to deliver Trust Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares Surrendered to the Trustee by Authorized Participants in accordance with Section 2.6(a) (after deducting or upon payment of, in each case, the applicable transaction fee payable to the Trustee for the Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). At any time after the expiration of 60 days following the date of termination of this Agreement, the Trustee shall sell the Trust Property then held under this Agreement pursuant to Sponsor’s direction, or if Sponsor fails to provide direction, as the Trustee determines, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Agreement, uninvested and without liability for interest, for the pro rata benefit of the Registered Owners of Shares that had not theretofore been Surrendered. The Trustee shall have no liability for loss or depreciation resulting from any sale made pursuant to Sponsor’s direction or otherwise made by the Trustee in good faith. After making such sale, the Trustee shall be discharged from all obligations under this Agreement, except to deliver to such Registered Owners against Surrender of Shares (and, if DTC is the Registered Owner, in accordance with its rules and procedures for such Surrender and delivery) their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, including the Sponsor Fee, and any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement). Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement except that its obligations to the Trustee under Section 5.7 shall survive termination of this Agreement.

(c)    If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of this Agreement are required to be undertaken or performed by it and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Sponsor of a successor Sponsor qualified to assume the duties of the resigning Sponsor, the Trustee may do any one or more of the following: (i) it may appoint a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor hereunder by an instrument of appointment and assumption executed by the successor Sponsor and the Trustee; or (ii) it may terminate and liquidate the Trust and distribute its remaining assets pursuant to this Section 6.2. Any appointment of a successor Sponsor by the resigning Sponsor in accordance with this paragraph (c) is subject to the prior written consent of the Trustee which may not be unreasonably withheld. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor or any liability to any Person because the Trust is or is not terminated pursuant to this paragraph (c).

ARTICLE VII

MISCELLANEOUS

Section 7.1.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (such as “pdf” or “tif” format) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.2.    Third-Party Beneficiaries.

This Agreement is for the exclusive benefit of the parties hereto, any Sponsor Indemnified Party, any Trustee Indemnified Party, the Registered Owners and the Beneficial Owners and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other Person.

Section 7.3.    Severability.

In case any one or more of the provisions contained in this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.    Certain Matters Relating to Beneficial Owners.

(a)    By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Agreement. Upon issuance as provided herein, Shares shall be fully paid and non-assessable.

(b)    Subject to and in accordance with Section 2.6, Shares may at any time prior to the date specified by the Trustee in connection with the termination of the Trust be tendered to the Trustee for redemption.

(c)    The death or incapacity of any Beneficial Owner shall not operate to terminate this Agreement or the Trust, nor entitle such Beneficial Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Agreement, in respect of the Trust Property from time to time received, held and applied by the Trustee hereunder.

(d)    Except in connection with Sections 5.4(c)(ii) or 6.2(a)(ii), no Beneficial Owner shall have any right to vote or in any manner otherwise to control the operation or management of the Trust or the obligations of the parties hereto. Nothing set forth in this Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association; nor shall any Beneficial Owner ever be liable to any third Person by reason of any action taken by the parties to this Agreement or for any other cause whatsoever.

(e)    The rights of Beneficial Owners must be exercised by DTC Participants or participants of any successor Depository acting on their behalf in accordance with its rules and procedures.

Section 7.5.    Notices.

(a)    All notices given under this Agreement must be in writing.

(b)    Any notice to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid, or (iii) when receipt of an email or facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Trustee:

THE BANK OF NEW YORK MELLON

240 Greenwich Street

8th Floor

New York, New York 10286

Attention: ETF Services

Telephone: (718) 315-4591

Facsimile: (732) 667-9585

Email: etfservicesgs@bnymellon.com

or to any other place to which the Trustee may have transferred its Corporate Trust Office with notice to the Sponsor.

To the Sponsor:

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

200 West Street, 15th Floor

New York, NY 10282

Attn: Michael Crinieri

Telephone: (212) 357-7445

Email: Michael.crinieri@gs.com

With copies (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attn: Clifford Cone and David Brinton

Telephone: (212) 878-8000

Email: clifford.cone@cliffordchance.com

david.brinton@cliffordchance.com

or to any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

(c)    Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid, or (iii) when sent by email or facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request, provided that, if the Registered Owner is DTC, notices may be given to the Registered Owner in any manner consistent with the rules of DTC as they may exist from time to time. Notices to Beneficial Owners shall be delivered to Authorized Participants and DTC Participants designated by DTC or any successor Depository.

Section 7.6.    Submission to Jurisdiction.

Each party hereto, each Authorized Participant by its delivery of an Authorized Participant Agreement and each Registered Owner and Beneficial Owner by the acceptance of a Share irrevocably consents to the jurisdiction of the courts of the State of New York, and of any federal court located in the Borough of Manhattan in the City of New York in such State, in connection with any action, suit or other proceeding arising out of or relating to the Shares, the Trust Property or this Agreement or any action taken or omitted under this Agreement and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such Person at such Person’s address last specified for purposes of notices hereunder.

Section 7.7.    Governing Law.

This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amended and Restated Depository Trust Agreement as of the day and year first set forth above.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.
as Sponsor

By:	/s/ Michael Crinieri
Name:	Michael Crinieri
Title:	Managing Director

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Robert Snyder
Name:	Robert Snyder
Title:	Managing Director

[Signature Page to Goldman Sachs Physical Gold ETF Amended and Restated Depository Trust Agreement]

EXHIBIT A

FORM OF CERTIFICATE

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY, THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON, EXCEPT THAT, FOR SO LONG AS IT IS IN EFFECT, THE GOVERNMENT GUARANTEE(AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) APPLIES TO ANY GOLD (AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) FORMING ANY PART OF THE UNDERLYING TRUST PROPERTY AND TO ANY PHYSICAL GOLD (AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) YET TO BE DELIVERED BY THE CUSTODIAN (AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) TO ANY PERSON (AS DEFINED IN THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN) IN ACCORDANCE WITH THE DEPOSITORY TRUST AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1

GOLDMAN SACHS PHYSICAL GOLD ETF SHARES

ISSUED BY

GOLDMAN SACHS PHYSICAL GOLD ETF REPRESENTING

FRACTIONAL INTERESTS IN DEPOSITED GOLD

AND ANY OTHER TRUST PROPERTY

No.	[1]Shares

CUSIP:38150K103

THE BANK OF NEW YORK MELLON, as Trustee THE BANK OF NEW YORK MELLON, as Trustee (hereinafter called the “Trustee”), hereby certifies that Cede & Co., as nominee of The Depository Trust Company, or registered assigns, is the owner of * Shares issued by GOLDMAN SACHS PHYSICAL GOLD ETF, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. The Trustee’s Corporate Trust Office and the Trustee’s principal executive office are each located at 240 Greenwich Street, New York, New York 10286.

This Certificate is issued upon the terms and conditions set forth in the First Amended and Restated Depository Trust Agreement dated as of December 11, 2020 (the “Agreement”) between Goldman Sachs Asset Management, L.P. (the “Sponsor”) and the Trustee. By becoming a Registered Owner or Beneficial Owner, or by depositing gold, a Person is bound by all the terms and conditions of the Agreement. The Agreement sets forth the rights of Authorized Participants and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on file at the Trustee’s Corporate Trust Office in New York City.

The Agreement is hereby incorporated by this reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein and the term “gold” shall have the meanings set forth in the Agreement.

[1]	That number of Shares held at The Depository Trust Company at any given in time.

A-1

This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated: , 2020	THE BANK OF NEW YORK MELLON, as Trustee

By:

THE TRUSTEE’S CORPORATE TRUST OFFICE ADDRESS IS

240 GREENWICH STREET, NEW YORK, NEW YORK 10286

A-2